Exhibit 4.10





                                 FIRST AMENDMENT
                                       TO
                        LITTELFUSE RIGHTS PLAN AGREEMENT


         THIS FIRST AMENDMENT is made and entered into as of the 1st day of August, 1996, by and between LITTELFUSE, INC., a Delaware corporation (hereinafter referred to as the "Company"), and LASALLE NATIONAL BANK, as Rights Agent (hereinafter referred to as the "Rights Agent");

                              W I T N E S S E T H:


         WHEREAS, the Company and the Rights Agent have heretofore executed that certain Littelfuse Rights Plan Agreement dated as of December 15, 1995 (hereinafter referred to as the "Rights Plan"); and


         WHEREAS, the Company and the Rights Agent wish to amend the Rights Plan in certain respects, all in accordance with the terms and provisions hereof;


         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto hereby agree as follows:


         1. The definition of "Acquiring Person" contained in the Rights Plan is hereby amended by adding the following language to the end of the first sentence of Section 1(a) of the Rights Plan:


                  ; provided, however, that for purposes of calculating said 15%, there shall be included in the number of Common Shares of the Company then outstanding the number of Common Shares of the Company into which the then outstanding Warrants to purchase Common Shares of the Company issued pursuant to that certain Warrant Agreement dated December 20, 1991, between the Company and LaSalle National Trust, N.A., as Warrant Agent, are then exercisable.


         2. Except as specifically amended hereby the Rights Plan shall remain unchanged and continue in full force and effect.


         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Littelfuse Rights Plan Agreement as of the day and year first above written.

                                              LITTELFUSE, INC.




                                              By
                                              Its_________________________
                                       LASALLE NATIONAL BANK, as Rights Agent



                                              By
                                              Its________________________

                                   CERTIFICATE
                                       OF
                                   ADJUSTMENT
                                   FILED WITH
                              LASALLE NATIONAL BANK
                     AS (i) RIGHTS AGENT UNDER THAT CERTAIN
              LITTELFUSE RIGHTS PLAN AGREEMENT (THE "RIGHTS PLAN")
                         DATED AS OF DECEMBER 15, 1995,
                                     BETWEEN
                         LITTELFUSE, INC. ("LITTELFUSE")
                                       AND
                     LASALLE NATIONAL BANK, AS RIGHTS AGENT,
                                       AND
                (ii) AS THE TRANSFER AGENT FOR THE COMMON STOCK,
                          $.01 PAR VALUE, OF LITTELFUSE


         On April 25, 1997, the Board of Directors of Littelfuse declared a stock dividend of one share of the Littelfuse common stock, $.01 par value per share (the "Common Stock"), on each issued and outstanding share of the Common Stock, which was paid and distributed on June 10, 1997, to those holders of record of the Common Stock at the close of business on May 20, 1997.


         Pursuant to Section 11(n) of the Rights Plan, on June 10, 1997, each Right under the Rights Plan shall entitle the holder thereof to purchase 1/200ths of a Preferred Share for a purchase price of $67.50. Each Right previously represented a right to purchase 1/100th of a Preferred Share for a purchase price of $135.00. This adjustment reflects said stock dividend.


         IN WITNESS WHEREOF, Littelfuse has caused this Certificate to be duly executed as of the 10th day of June, 1997.

                                                LITTELFUSE, INC.


                                          By
                                          Its________________________________